Exhibit 99.1

Jack in the Box Inc. Reports First Quarter FY 2021 Earnings; Declares Quarterly Cash Dividend

SAN DIEGO--(BUSINESS WIRE)--February 17, 2021--Jack in the Box Inc. (NASDAQ: JACK) today reported financial results for the first quarter ended January 17, 2021.

Increase in same-store sales:

	16 Weeks Ended
	January 17, 2021	January 19, 2020
Company	7.5%	2.9%
Franchise	13.0%	1.6%
System	12.5%	1.7%

Jack in the Box® system same-store sales increased 12.5 percent for the quarter. Company same-store sales increased 7.5 percent in the first quarter driven by average check growth of 21.2 percent while transactions decreased 13.7 percent.

Darin Harris, chief executive officer, said, "Our ongoing strategy continues to resonate with our guests with same-store sales significantly outperforming our peers. We saw strong same-store sales growth across all dayparts, with average check driven by premium products, including the launch of our new chicken sandwich and strips. This momentum has continued into the second quarter of 2021, with two-year trends through the first four weeks of the quarter remaining consistent with the first quarter."

Net earnings were $50.9 million, or $2.21 per diluted share, for the first quarter of fiscal 2021 compared with $7.9 million, or $0.33 per diluted share, for the first quarter of fiscal 2020.

Operating Earnings Per Share(1), a non-GAAP measure, were $2.16 in the first quarter of fiscal 2021 compared with $1.17 in the prior year quarter. A reconciliation of non-GAAP Operating Earnings Per Share to GAAP results is provided below, with additional information included in the attachment to this release.

	16 Weeks Ended
	January 17, 2021	January 19, 2020
Diluted earnings per share – GAAP	$2.21	$0.33
Gain on sale of corporate office building	—	(0.33)
Restructuring charges	—	0.03
Gains on the sale of company-operated restaurants	(0.04)	(0.05)
Pension settlement charges	—	1.18
Tax deficiency from share-based compensation arrangements	—	0.01
Operating Earnings Per Share – non-GAAP (1)	$2.16	$1.17

Adjusted EBITDA(2), a non-GAAP measure, was $102.4 million in the first quarter of fiscal 2021 compared with $76.6 million for the prior year quarter.

Results for the first quarter reflect the business and financial impacts of the COVID-19 pandemic, which include the following:

  Restaurant traffic declined substantially, while check growth continued to drive overall same-store sales growth.
  Sales were negatively impacted in some markets by temporary closures and reduced operating hours.

Restaurant-Level Margin(3), a non-GAAP measure, increased by 70 basis points to 25.5 percent of company restaurant sales in the first quarter of fiscal 2021 from 24.8 percent a year ago. Food and packaging costs, as a percentage of company restaurant sales, decreased 150 basis points in the quarter driven by menu price increases and favorable mix shift, partially offset by increases in ingredient costs. Commodity costs increased 1.6 percent in the quarter as compared with the prior year, due primarily to increases in produce, oil and pork. The decrease in food and packaging costs was partially offset by higher labor costs, resulting from wage inflation and higher incentive compensation, as well as higher occupancy and other costs driven by higher delivery fees.

Franchise-Level Margin(3), a non-GAAP measure, increased by $15.2 million in the first quarter, primarily driven by higher royalties and rental revenues as franchise same-store sales increased and a $1.7 million decrease in bad debt expense. Franchise-Level Margin(3), as a percentage of total franchise revenues, was 41.5 percent in the first quarter of fiscal 2021 compared with 38.5 percent in the prior year.

In the first quarter of fiscal 2021, SG&A expenses decreased by $7.7 million and were 6.1 percent of revenues compared with 9.2 percent in the prior year quarter. Advertising costs, which are included in SG&A, increased $0.5 million in the first quarter due to higher company restaurant sales and were 5.1% in both periods.

As a percentage of system-wide sales, G&A was 1.2 percent in the first quarter of fiscal 2021 compared with 2.1 percent in the prior year quarter. The $8.2 million decrease in G&A, which excludes advertising, was primarily driven by:

  a decrease of $3.9 million in costs related to litigation matters versus prior year; and
  mark-to-market adjustments on investments supporting the company's non-qualified retirement plans resulting in a $2.7 million year-over-year decrease in G&A.

Impairment and other gains, net, decreased $8.8 million in the first quarter, driven primarily by a $10.8 million gain on sale of a corporate office building in the prior year.

Interest expense, net, increased by $0.8 million in the first quarter due to higher debt balances and lower interest income in the current year.

The effective tax rate for the first quarter of 2021 was 25.1 percent compared with 28.4 percent in the prior year quarter. The lower rate in the current quarter was due primarily to an increase in operating earnings before income tax, a decrease in the impact of non-deductible compensation for certain officers and an increase in the impact of excess tax benefit on 2021 stock compensation as opposed to the prior year's tax deficiency.

Capital Allocation

The company did not repurchase any shares in the first quarter of fiscal 2021. As of January 17, 2021, the total remaining available under share repurchase programs is $200 million, consisting of $100 million which expires in November 2021 and $100 million which expires in November 2022. Subsequent to the end of the quarter, the company repaid $107.9 million on its variable funding notes, and anticipates resuming share repurchases in the second quarter of 2021.

The company also announced today that on February 12, 2021, its Board of Directors declared a cash dividend of $0.40 per share on the company's common stock. The dividend is payable on March 16, 2021, to shareholders of record at the close of business on March 3, 2021.

Conference Call

The company will host a conference call for financial analysts and investors on Thursday, February 18, 2021, beginning at 8:30 a.m. PT (11:30 a.m. ET). The conference call will be broadcast live over the Internet via the Jack in the Box Inc. corporate website. To access the live call through the Internet, log onto the Investors section of the Jack in the Box Inc. website at http://investors.jackinthebox.com at least 15 minutes prior to the event in order to download and install any necessary audio software. A replay of the call will be available through the Jack in the Box Inc. corporate website for 21 days, beginning at approximately 11:30 a.m. PT on February 18, 2021.

About Jack in the Box Inc.

Jack in the Box Inc. (NASDAQ: JACK), based in San Diego, is a restaurant company that operates and franchises Jack in the Box® restaurants, one of the nation’s largest hamburger chains, with more than 2,200 restaurants in 21 states and Guam. For more information on Jack in the Box, including franchising opportunities, visit www.jackinthebox.com

____________________
(1) Operating Earnings Per Share represents diluted earnings per share on a GAAP basis excluding gains or losses on the sale of company-operated restaurants, restructuring charges, gain on sale of corporate office building, pension settlement charges, and the excess tax benefit or tax deficiency from share-based compensation arrangements. See "Reconciliation of Non-GAAP Measurements to GAAP Results." Operating earnings per share may not add due to rounding.
(2) Adjusted EBITDA represents net earnings on a GAAP basis excluding income taxes, interest expense, net, gains or losses on the sale of company-operated restaurants, impairment and other charges, net, depreciation and amortization, the amortization of franchise tenant improvement allowances and other, and pension settlement charges. See "Reconciliation of Non-GAAP Measurements to GAAP Results."
(3) Restaurant-Level Margin and Franchise-Level Margin are non-GAAP measures. These non-GAAP measures are reconciled to earnings from operations, the most comparable GAAP measure, in the attachment to this release. See "Reconciliation of Non-GAAP Measurements to GAAP Results."

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements may be identified by words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “goals,” “guidance,” “intend,” “plan,” “project,” “may,” “will,” “would” and similar expressions. These statements are based on management’s current expectations, estimates, forecasts and projections about our business and the industry in which we operate. These estimates and assumptions involve known and unknown risks, uncertainties, and other factors that are in some cases beyond our control. Factors that may cause our actual results to differ materially from any forward-looking statements include, but are not limited to: the potential impacts to our business and operations resulting from the coronavirus COVID-19 pandemic, the success of new products, marketing initiatives and restaurant remodels and drive-thru enhancements; the impact of competition, unemployment, trends in consumer spending patterns and commodity costs; the company's ability to reduce G&A and operate efficiently; the company’s ability to achieve and manage its planned growth, which is affected by the availability of a sufficient number of suitable new restaurant sites, the performance of new restaurants, risks relating to expansion into new markets and successful franchise development; the ability to attract, train and retain top-performing personnel, litigation risks; risks associated with disagreements with franchisees; supply chain disruption; food-safety incidents or negative publicity impacting the reputation of the company's brand; increased regulatory and legal complexities, including federal, state and local policies regarding mitigation strategies for controlling the coronavirus COVID-19 pandemic, risks associated with the amount and terms of the securitized debt issued by certain of our wholly owned subsidiaries; adverse investor response to the company's temporary suspension of its stock repurchase program; and stock market volatility. These and other factors are discussed in the company’s annual report on Form 10-K and its periodic reports on Form 10-Q filed with the Securities and Exchange Commission, which are available online at http://investors.jackinthebox.com or in hard copy upon request. The company undertakes no obligation to update or revise any forward-looking statement, whether as the result of new information or otherwise.

JACK IN THE BOX INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (In thousands, except per share data) (Unaudited)
	16 Weeks Ended
	January 17, 2021	January 19, 2020
Revenues:
Company restaurant sales	$114,278	$105,364
Franchise rental revenues	103,749	96,084
Franchise royalties and other	59,648	52,466
Franchise contributions for advertising and other services	60,866	53,759
	338,541	307,673
Operating costs and expenses, net:
Food and packaging	32,377	31,348
Payroll and employee benefits	34,931	31,890
Occupancy and other	17,835	15,958
Franchise occupancy expenses	65,169	64,517
Franchise support and other costs	3,273	4,676
Franchise advertising and other services expenses	62,695	55,224
Selling, general and administrative expenses	20,499	28,248
Depreciation and amortization	14,571	16,728
Impairment and other gains, net	(452)	(9,291)
Gains on the sale of company-operated restaurants	(1,283)	(1,575)
	249,615	237,723
Earnings from operations	88,926	69,950
Other pension and post-retirement expenses, net	271	38,978
Interest expense, net	20,735	19,942
Earnings before income taxes	67,920	11,030
Income taxes	17,061	3,133
Net earnings	$50,859	$7,897

Net earnings per share:
Basic	$2.21	$0.33
Diluted	$2.21	$0.33

Weighted-average shares outstanding:
Basic	22,968	23,741
Diluted	23,029	23,936

Dividends declared per common share	$0.40	$0.40

JACK IN THE BOX INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands, except share and per share data) (Unaudited)
	January 17, 2021	September 27, 2020
ASSETS
Current assets:
Cash	$251,324	$199,662
Restricted cash	37,251	37,258
Accounts and other receivables, net	54,702	78,417
Inventories	2,003	1,808
Prepaid expenses	7,686	10,114
Current assets held for sale	3,315	4,598
Other current assets	3,556	3,724
Total current assets	359,837	335,581
Property and equipment:
Property and equipment, at cost	1,135,562	1,132,430
Less accumulated depreciation and amortization	(807,381)	(796,448)
Property and equipment, net	328,181	335,982
Other assets:
Operating lease right-of-use assets	897,352	904,548
Intangible assets, net	268	277
Goodwill	47,161	47,161
Deferred tax assets	68,982	72,322
Other assets, net	211,793	210,623
Total other assets	1,225,556	1,234,931
	$1,913,574	$1,906,494
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Current maturities of long-term debt	$843	$818
Current operating lease liabilities	154,893	179,000
Accounts payable	16,049	31,105
Accrued liabilities	125,344	129,431
Total current liabilities	297,129	340,354
Long-term liabilities:
Long-term debt, net of current maturities	1,378,317	1,376,913
Long-term operating lease liabilities, net of current portion	778,709	776,094
Other long-term liabilities	208,542	206,494
Total long-term liabilities	2,365,568	2,359,501
Stockholders’ deficit:
Preferred stock $0.01 par value, 15,000,000 shares authorized, none issued	—	—
Common stock $0.01 par value, 175,000,000 shares authorized, 82,393,899 and 82,369,714 issued, respectively	824	824
Capital in excess of par value	490,913	489,515
Retained earnings	1,677,928	1,636,211
Accumulated other comprehensive loss	(109,482)	(110,605)
Treasury stock, at cost, 59,646,773 shares	(2,809,306)	(2,809,306)
Total stockholders’ deficit	(749,123)	(793,361)
	$1,913,574	$1,906,494

JACK IN THE BOX INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands) (Unaudited)
	16 Weeks Ended
	January 17, 2021	January 19, 2020
Cash flows from operating activities:
Net earnings	$50,859	$7,897
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	14,571	16,728
Amortization of franchise tenant improvement allowances and other	861	1,151
Deferred finance cost amortization	1,722	1,755
(Excess tax benefit) tax deficiency from share-based compensation arrangements	(58)	196
Deferred income taxes	2,452	2,010
Share-based compensation expense	1,231	3,184
Pension and post-retirement expense	271	38,978
Gains on cash surrender value of company-owned life insurance	(7,042)	(3,374)
Gains on the sale of company-operated restaurants	(1,283)	(1,575)
Gains on the disposition of property and equipment, net	(2,160)	(10,437)
Non-cash operating lease costs	(7,296)	(7,668)
Impairment charges and other	546	—
Changes in assets and liabilities, excluding acquisitions:
Accounts and other receivables	24,663	(5,619)
Inventories	(133)	(253)
Prepaid expenses and other current assets	2,595	(4,957)
Accounts payable	(22,643)	(7,984)
Accrued liabilities	8,791	(1,558)
Pension and post-retirement contributions	(2,061)	(2,025)
Franchise tenant improvement allowance disbursements	(251)	(3,682)
Other	(3,384)	(80)
Cash flows provided by operating activities	62,251	22,687
Cash flows from investing activities:
Purchases of property and equipment	(7,076)	(7,202)
Proceeds from the sale of property and equipment	3,629	20,618
Proceeds from the sale and leaseback of assets	—	17,373
Proceeds from the sale of company-operated restaurants	133	1,575
Other	2,677	—
Cash flows (used in) provided by investing activities	(637)	32,364
Cash flows from financing activities:
Principal repayments on debt	(211)	(198)
Debt issuance costs	—	(216)
Dividends paid on common stock	(9,089)	(9,412)
Proceeds from issuance of common stock	114	184
Repurchases of common stock	—	(155,576)
Payroll tax payments for equity award issuances	(773)	(3,108)
Cash flows used in financing activities	(9,959)	(168,326)
Net increase (decrease) in cash and restricted cash	51,655	(113,275)
Cash and restricted cash at beginning of period	236,920	151,561
Cash and restricted cash at end of period	$288,575	$38,286

JACK IN THE BOX INC. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION

The following table presents certain income and expense items included in our condensed consolidated statements of earnings as a percentage of total revenues, unless otherwise indicated. Percentages may not add due to rounding.

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS DATA (Unaudited)
	16 Weeks Ended
	January 17, 2021	January 19, 2020
Revenues:
Company restaurant sales	33.8%	34.2%
Franchise rental revenues	30.6%	31.2%
Franchise royalties and other	17.6%	17.1%
Franchise contributions for advertising and other services	18.0%	17.5%
	100.0%	100.0%
Operating costs and expenses, net:
Food and packaging (1)	28.3%	29.8%
Payroll and employee benefits (1)	30.6%	30.3%
Occupancy and other (1)	15.6%	15.1%
Franchise occupancy expenses (excluding depreciation and amortization) (2)	62.8%	67.1%
Franchise support and other costs (3)	5.5%	8.9%
Franchise advertising and other services expenses (4)	103.0%	102.7%
Selling, general and administrative expenses	6.1%	9.2%
Depreciation and amortization	4.3%	5.4%
Impairment and other gains, net	(0.1)%	(3.0)%
Gains on the sale of company-operated restaurants	(0.4)%	(0.5)%
Earnings from operations	26.3%	22.7%
Income tax rate (5)	25.1%	28.4%
____________________________
(1)	As a percentage of company restaurant sales.
(2)	As a percentage of franchise rental revenues.
(3)	As a percentage of franchise royalties and other.
(4)	As a percentage of franchise contributions for advertising and other services.
(5)	As a percentage of earnings from operations and before income taxes.
Jack in the Box system sales (in thousands):
	16 Weeks Ended
	January 17, 2021	January 19, 2020
Company-owned restaurant sales	$114,278	$105,364
Franchised restaurant sales (1)	1,115,826	979,345
System sales (1)	$1,230,104	$1,084,709
____________________________
(1)

Franchised restaurant sales represent sales at franchised restaurants and are revenues of our franchisees. System sales include company and franchised restaurant sales. We do not record franchised sales as revenues; however, our royalty revenues, marketing fees and percentage rent revenues are calculated based on a percentage of franchised sales. We believe franchised and system restaurant sales information is useful to investors as they have a direct effect on the company's profitability.

The following table summarizes the year-to-date changes in the number and mix of Jack in the Box company and franchise restaurants:

SUPPLEMENTAL RESTAURANT ACTIVITY INFORMATION (Unaudited)
	2021			2020
	Company	Franchise	Total	Company	Franchise	Total

Beginning of year	144	2,097	2,241	137	2,106	2,243
New	—	3	3	—	11	11
Acquired from franchisees	4	(4)	—	—	—	—
Closed	—	(7)	(7)	—	(10)	(10)
End of period	148	2,089	2,237	137	2,107	2,244
% of system	7%	93%	100%	6%	94%	100%

JACK IN THE BOX INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASUREMENTS TO GAAP RESULTS
(Unaudited)

To supplement the consolidated financial statements, which are presented in accordance with GAAP, the company uses the following non-GAAP measures: Operating Earnings Per Share, Adjusted EBITDA, Restaurant-Level Margin and Franchise-Level Margin. Management believes that these measurements, when viewed with the company's results of operations in accordance with GAAP and the accompanying reconciliations in the tables below, provide useful information about operating performance and period-over-period changes, and provide additional information that is useful for evaluating the operating performance of the company's core business without regard to potential distortions.

Operating Earnings Per Share

Operating Earnings Per Share represents diluted earnings per share on a GAAP basis excluding gains or losses on the sale of company-operated restaurants, restructuring charges, the gain on sale of corporate office building, pension settlement charges, and the excess tax benefit or tax deficiency from share-based compensation arrangements. Operating Earnings Per Share should be considered as a supplement to, not as a substitute for, analysis of results as reported under U.S. GAAP or other similarly titled measures of other companies. Management believes Operating Earnings Per Share provides investors with a meaningful supplement of the company’s operating performance and period-over-period changes without regard to potential distortions.

Below is a reconciliation of non-GAAP Operating Earnings Per Share to the most directly comparable GAAP measure, diluted earnings per share. Figures may not add due to rounding.

	16 Weeks Ended
	January 17, 2021	January 19, 2020
Diluted earnings per share – GAAP	$2.21	$0.33
Gain on sale of corporate office building	—	(0.33)
Restructuring charges	—	0.03
Gains on the sale of company-operated restaurants	(0.04)	(0.05)
Pension settlement charges	—	1.18
Tax deficiency from share-based compensation arrangements	—	0.01
Operating Earnings Per Share – non-GAAP (1)	$2.16	$1.17
____________________
(1)	Operating Earnings Per Share may not add due to rounding.

Adjusted EBITDA

Adjusted EBITDA represents net earnings on a GAAP basis excluding income taxes, interest expense, net, gains or losses on the sale of company-operated restaurants, impairment and other gains, net, depreciation and amortization, the amortization of franchise tenant improvement allowances and other, and pension settlement charges. Adjusted EBITDA should be considered as a supplement to, not as a substitute for, analysis of results as reported under U.S. GAAP or other similarly titled measures of other companies. Management believes Adjusted EBITDA is useful to investors to gain an understanding of the factors and trends affecting the company's ongoing cash earnings, from which capital investments are made and debt is serviced.

Below is a reconciliation of non-GAAP Adjusted EBITDA to the most directly comparable GAAP measure, net earnings (in thousands).

	16 Weeks Ended
	January 17, 2021	January 19, 2020
Net earnings - GAAP	$50,859	$7,897
Income taxes	17,061	3,133
Interest expense, net	20,735	19,942
Pension settlement charges	—	38,606
Gains on the sale of company-operated restaurants	(1,283)	(1,575)
Impairment and other gains, net	(452)	(9,291)
Depreciation and amortization	14,571	16,728
Amortization of franchise tenant improvement allowances and other	861	1,151
Adjusted EBITDA – non-GAAP	$102,352	$76,591

Restaurant-Level Margin

Restaurant-Level Margin is defined as company restaurant sales less restaurant operating costs (food and packaging, labor, and occupancy costs) and is neither required by, nor presented in accordance with GAAP. Restaurant-Level Margin excludes revenues and expenses of our franchise operations and certain costs, such as selling, general, and administrative expenses, depreciation and amortization, impairment and other charges, net, gains or losses on the sale of company-operated restaurants, and other costs that are considered normal operating costs. As such, Restaurant-Level Margin is not indicative of the overall results of the company and does not accrue directly to the benefit of shareholders because of the exclusion of corporate-level expenses. Restaurant-Level Margin should be considered as a supplement to, not as a substitute for, analysis of results as reported under GAAP or other similarly titled measures of other companies. The company is presenting Restaurant-Level Margin because it believes that it provides a meaningful supplement to net earnings of the company's core business operating results, as well as a comparison to those of other similar companies. Management utilizes Restaurant-Level Margin as a key performance indicator to evaluate the profitability of company-owned restaurants.

Below is a reconciliation of non-GAAP Restaurant-Level Margin to the most directly comparable GAAP measure, earnings from operations (in thousands):

	16 Weeks Ended
	January 17, 2021	January 19, 2020
Earnings from operations - GAAP	$88,926	$69,950
Franchise rental revenues	(103,749)	(96,084)
Franchise royalties and other	(59,648)	(52,466)
Franchise contributions for advertising and other services	(60,866)	(53,759)
Franchise occupancy expenses	65,169	64,517
Franchise support and other costs	3,273	4,676
Franchise advertising and other services expenses	62,695	55,224
Selling, general and administrative expenses	20,499	28,248
Impairment and other gains, net	(452)	(9,291)
Gains on the sale of company-operated restaurants	(1,283)	(1,575)
Depreciation and amortization	14,571	16,728
Restaurant-Level Margin- Non-GAAP	$29,135	$26,168

Company restaurant sales	$114,278	$105,364

Restaurant-Level Margin % - Non-GAAP	25.5%	24.8%

Franchise-Level Margin

Franchise-Level Margin is defined as franchise revenues less franchise operating costs (occupancy expenses, advertising contributions, and franchise support and other costs) and is neither required by, nor presented in accordance with GAAP. Franchise-Level Margin excludes revenue and expenses of our company-operated restaurants and certain costs, such as selling, general, and administrative expenses, depreciation and amortization, impairment and other charges, net, and other costs that are considered normal operating costs. As such, Franchise-Level Margin is not indicative of the overall results of the company and does not accrue directly to the benefit of shareholders because of the exclusion of corporate-level expenses. Franchise-Level Margin should be considered as a supplement to, not as a substitute for, analysis of results as reported under GAAP or other similarly titled measures of other companies. The company is presenting Franchise-Level Margin because it believes that it provides a meaningful supplement to net earnings of the company's core business operating results, as well as a comparison to those of other similar companies. Management utilizes Franchise-Level Margin as a key performance indicator to evaluate the profitability of our franchise operations.

Below is a reconciliation of non-GAAP Franchise-Level Margin to the most directly comparable GAAP measure, earnings from operations (in thousands):

	16 Weeks Ended
	January 17, 2021	January 19, 2020
Earnings from operations - GAAP	$88,926	$69,950
Company restaurant sales	(114,278)	(105,364)
Food and packaging	32,377	31,348
Payroll and employee benefits	34,931	31,890
Occupancy and other	17,835	15,958
Selling, general and administrative expenses	20,499	28,248
Impairment and other gains, net	(452)	(9,291)
Gains on the sale of company-operated restaurants	(1,283)	(1,575)
Depreciation and amortization	14,571	16,728
Franchise-Level Margin - Non-GAAP	$93,126	$77,892

Franchise rental revenues	$103,749	$96,084
Franchise royalties and other	59,648	52,466
Franchise contributions for advertising and other services	60,866	53,759
Total franchise revenues	$224,263	$202,309

Franchise-Level Margin % - Non-GAAP	41.5%	38.5%

Contacts

Investor Contact:
Carol DiRaimo
Investor.Relations@jackinthebox.com